UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2011

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-160093	26-4567130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch St., 17th Floor Philadelphia, PA		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 243-9000

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Items 2.01, 2.03 and 3.02 of this Current Report is incorporated herein by reference. On December 16, 2011, Independence Realty Trust, Inc. (the “Company”), through its subsidiary, Independence Realty Operating Partnership, LP (the “Operating Partnership”), entered into a contribution agreement (the “Contribution Agreement”) attached hereto as Exhibit 10.1 with Centrepoint Arizona, LLC (the “Contributor”), a Delaware limited liability company and wholly owned subsidiary of the Company’s sponsor, RAIT Financial Trust (NYSE: RAS) (the “Sponsor”). The Sponsor currently indirectly owns all of the outstanding equity of the Company. Pursuant to the Contribution Agreement, the Contributor agreed to contribute (the “Contribution Transaction”) a multifamily property located in Tucson, Arizona (the “Centrepoint Apartments”) to a wholly owned subsidiary of the Operating Partnership in exchange for the issuance of limited partnership units of the Operating Partnership (“LP Units”) and payment of cash to the Contributor, as described in Item 2.01 below. The Contributor then distributed the LP Units to Centrepoint Member, LLC (“Centrepoint Member”), the sole member of the Contributor and a wholly owned subsidiary of the Sponsor.

In order to reflect the issuance of the LP Units described above, on December 16, 2011 the Operating Partnership adopted the amendment (the “Amendment”) attached hereto as Exhibit 4.1 to the Second Amended and Restated Agreement of Limited Partnership of Independence Realty Operating Partnership, LP (the “Operating Partnership Agreement”). The Operating Partnership Agreement, as amended by the Amendment, provides that the Company, as general partner of the Operating Partnership, shall cause the Operating Partnership to redeem the LP Units held by Centrepoint Member within one year of the termination or nonrenewal of the Amended and Restated Advisory Agreement (the “Advisory Agreement”) by and among the Company, the Operating Partnership and Independence Realty Advisors, LLC (the “Advisor”) (i) in connection with a change in control of the Company, (ii) by the Advisor for “good reason” (as defined in the Advisory Agreement) or (iii) by the Company other than for “cause” (as defined in the Advisory Agreement). The Operating Partnership Agreement, as amended by the Amendment, continues to provide the same redemption rights for LP Units previously issued to other wholly owned subsidiaries of the Sponsor in previously disclosed contribution transactions.

The summaries of any of the documents listed in Item 9.01(d) below and filed as exhibits hereto do not purport to be complete and are qualified in their entirety by reference to the full text of such document. All of the exhibits hereto have been filed solely to provide information regarding their respective terms. Such exhibits contain representations and warranties that the parties thereto made as of specific dates and to and solely for the benefit of the other parties. In addition, such representations and warranties (i) may have been qualified by confidential disclosures made to the other party in connection with such document, (ii) may be subject to a materiality standard which may differ from what may be viewed as material by investors, (iii) were made only as of the date of such documents or such other date as is specified therein and (iv) may have been included in such documents for the purpose of allocating risk between or among the parties thereto rather than establishing matters as facts.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01, 2.03 and 3.02 of this Current Report is incorporated herein by reference. On December 16, 2011, the Operating Partnership (through a wholly owned subsidiary) and the Contributor closed the Contribution Transaction. The total consideration paid for the Centrepoint Apartments was $29,500,000, exclusive of closing costs, comprised of LP Units valued at $11,900,000 and $17,600,000 in cash. The cash portion of the consideration was obtained from the proceeds of a loan from a third-party lender, as described in Item 2.03 below. On December 16, 2011, the Operating Partnership issued an additional 38,200 LP Units to a wholly owned subsidiary of the Sponsor in exchange for $382,000 in cash to fund the closing costs of the Contribution Transaction.

The Centrepoint Apartments are a garden-style apartment community constructed in 1995 and consist of 23 two-story buildings with 320 units comprised of 148 one-bedroom, one-bathroom units, 144 two-bedroom, two-bathroom units and 28 three-bedroom, three-bathroom units. Unit amenities include a full size washer and dryer, a wood burning fireplace in select units, walk-in closets and a private patio. Property-wide amenities include a resort-style swimming pool with a sun deck, a fitness facility and a spa. The occupancy rate of the Centrepoint Apartments is currently 96%.

In evaluating the Centrepoint Apartments as a potential acquisition, including the determination of an appropriate purchase price, the Company considered a variety of factors, including the location, age and financial performance of the property, including occupancy rates and tenant retention, its physical condition and curb appeal, improvements made to the property, local market conditions, area demographics such as area population and area population growth trends, and other economic conditions. The purchase price was additionally supported by an appraisal performed by an independent, third-party appraiser selected by the Company’s independent directors, of $29,500,000, or $92,188 per unit. The Company based the value of the LP Units issued in connection with the Contribution Transaction on the public offering price of the common stock of the Company issuable upon the redemption of the LP Units.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Items 1.01, 2.01 and 3.02 of this Current Report is incorporated herein by reference. In connection with the closing of the Contribution Transaction, a newly formed, wholly owned subsidiary of the Operating Partnership, IRT Centrepoint Arizona, LLC (the “Borrower”), obtained a $17,600,000 loan secured by a first mortgage lien on the Centrepoint Apartments from KeyCorp Real Estate Capital Markets, Inc. (the “Lender”). The mortgage loan is non-recourse to the Borrower and the Operating Partnership, but the Borrower and the Operating Partnership are liable for customary non-recourse carveouts. The following loan agreement and guaranty were entered into at the closing of the Contribution Transaction and are attached hereto as Exhibits 10.2 and 10.3, respectively:

•	Multifamily Loan and Security Agreement, dated as of December 16, 2011, by and between the Borrower and the Lender.

•	Guaranty of Non-Recourse Carveouts, dated as of December 16, 2011, by the Operating Partnership for the benefit of the Lender.

The $17,600,000 loan has a fixed interest rate of 3.71% per annum, a term of 84 months and will mature on January 1, 2019, or any earlier date on which the unpaid principal balance of the loan becomes due and payable by acceleration or otherwise. The loan will be interest-only for the first 36 months of its term and, thereafter, will amortize based on a 30-year schedule. The Lender may accelerate the loan upon the occurrence of an “event of default” (as defined in the loan agreement). If the Lender elects to accelerate upon an event of default, the entire unpaid principal balance of the loan, any accrued interest and any other indebtedness shall immediately become due and payable without any prior notice to the Borrower.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Items 1.01, 2.01 and 2.03 of this Current Report is incorporated herein by reference. Pursuant to the terms of the Contribution Agreement, the Operating Partnership issued 1,190,000 LP Units to the Contributor for $10.00 per unit on December 16, 2011. The Contributor then distributed the LP Units to Centrepoint Member. On the same day, the Operating Partnership issued an additional 38,200 LP Units to RAIT NTR Holdings, LLC, a wholly owned subsidiary of the Sponsor, in exchange for $382,000 in cash to fund the closing costs of the Contribution Transaction. The issuances of these units were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from registration provided by Section 4(2) thereof for transactions not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Because it is impracticable to provide the required financial statements for the acquisition of the Centrepoint Apartments described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than March 2, 2012, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See Paragraph (a) above.

(c) Shell Company Transactions.

None.

(d) Exhibits.

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

December 22, 2011	By:	/S/ JACK E. SALMON

Jack E. Salmon
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

4.1	Amendment to Second Amended and Restated Agreement of Limited Partnership of Independence Realty Operating Partnership, LP, dated as of December 16, 2011.

10.1	Contribution Agreement, dated as of December 16, 2011, by and among Independence Realty Operating Partnership, LP and Centrepoint Arizona, LLC.

10.2	Multifamily Loan and Security Agreement, dated as of December 16, 2011, by and between IRT Centrepoint Arizona, LLC and KeyCorp Real Estate Capital Markets, Inc., relating to the property referred to as the Centrepoint Apartments.

10.3	Guaranty of Non-Recourse Carveouts, dated as of December 16, 2011, by Independence Realty Operating Partnership, LP for the benefit of KeyCorp Real Estate Capital Markets, Inc., relating to the property referred to as the Centrepoint Apartments.